As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

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REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CROSS COUNTRY HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

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DELAWARE	6551 Park of Commerce Boulevard, N.W. Boca Raton, Florida 33487 (561) 998-2232	13-4066229
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cross Country Healthcare, Inc. 2007 Stock Incentive Plan

(Full Title of the Plan)

Joseph A. Boshart

President and Chief Executive Officer

Cross Country Healthcare, Inc.

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487

(561) 998-2232

(Name and Address, and Telephone Number, Including Area Code,  of Agent for Service)

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Copies of communication to:

Stephen W. Rubin, Esq.

Proskauer Rose LLP

1585 Broadway, New York, New York 10036

(212) 969-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.0001 per share	1,500,000	$16.70	$25,050,000	$769.04

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(1)

This registration statement on Form S-8 (this “Registration Statement”) covers 1,500,000 shares of Common  Stock, par value $0.0001 per share (“Common Stock”), of Cross Country Healthcare, Inc. (the “Registrant”), available for issuance under the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock, which may be issued pursuant to the Plan to prevent dilution from events such as recapitalizations, stock dividends, stock splits or similar transactions. No additional registration fee is included for these shares. In addition, this Registration Statement covers the resale by Selling Directors and Selling Stockholders named in the prospectus included and filed with this Registration Statement of certain shares of the Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 14, 2007.

EXPLANATORY NOTE

This Registration Statement registers 1,500,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Cross Country Healthcare, Inc. (the “Company”) that may be issued and sold under the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (the “Plan”).

This Registration Statement also registers the reoffer and sale, in accordance with Section C of the General Instructions to the Form  S-8, of up to 8,175 shares of restricted Common Stock granted to non-employee directors named in this Registration Statement under the Plan prior to the date hereof as well as the reoffer and sale of up to 991,825 shares of Common Stock to be acquired through the exercise of stock options granted under the Plan or otherwise acquired pursuant to the Plan considered “control securities” and “restricted securities” as defined in Section C of the General Instructions to Form S-8.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to Section C of the General Instructions to the Form S-8. The second part of this Registration Statement contains information required to be set forth in this Registration Statement pursuant to Part II of Form S-8.

Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission. The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plan. Requests should be directed to Corporate Secretary, Cross Country Healthcare, Inc., 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487.

REOFFER PROSPECTUS

1,000,000 Shares

CROSS COUNTRY HEALTHCARE, INC.

Common Stock

par value $0.0001 per share

This reoffer prospectus relates to an aggregate of up to 8,175 shares of our common stock, par value $0.0001 per share (“Common Stock”), which may be offered and sold from time to time by certain non-employee directors (“Selling Directors”) who had acquired such shares in connection with, and subject to the terms and conditions of, a restricted stock grant to them under our 2007 Stock Incentive Plan (the “Plan”) prior to the filing of a Registration Statement on Form S-8 by our company. See “Selling Directors” on page 9. This prospectus also relates to the reoffer and sale of up to 991,825 shares of our Common Stock by officers and directors who have “control securities” or “restricted securities” (as those terms are defined in Instruction C to Form S-8). These officers and directors (“Selling Stockholders”) may acquire shares of Common Stock through the exercise of options granted under the Plan or otherwise pursuant to the Plan. The Plan covers an aggregate of 1,500,000 shares of our Common Stock.

We will not receive any of the proceeds from sales of the shares by any Selling Directors or Selling Stockholders. The shares may be offered from time to time by any or all of Selling Directors or Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions at such prices they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution” beginning on page 10. All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by Selling Directors or Selling Stockholders.

Selling Directors or Selling Stockholders and any broker executing selling orders on behalf of Selling Directors or Selling Stockholders may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares as principals, any profits received by such broker-dealers on the resale of the shares, may be deemed to be underwriting discounts or commissions under the Securities Act.

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Our Common Stock is traded on the Nasdaq Global Select Market under the symbol “CCRN.”  On August 14, 2007, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $16.81 per share.

Our principal executive officers are located at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. Our telephone number is (561) 998-2232.

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Investing in our Common Stock involves risks. You should carefully consider the “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 15, 2007.

TABLE OF CONTENTS

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Prospectus Summary

1

Our Company

1

Risk Factors

2

Forward-Looking Information

8

Use Of Proceeds

8

Selling Directors

9

Plan Of Distribution

10

Legal Matters

12

Experts

12

Indemnification

13

Incorporation Of Documents By Reference

13

Where You Can Find More Information

14

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. Selling Directors and Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time this prospectus is delivered or the shares offered by this prospectus are sold. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to the risk factors beginning on page 2.

Our Company

We are a leading provider of healthcare staffing and related services in the United States. Our nurse and allied staffing business segment represented approximately 82% of our revenue in the three months ended June 30, 2007, and is comprised of travel and per diem nurse staffing and travel allied health staffing. Travel nurse staffing represented approximately 84% of this business segment’s revenue and approximately 69% of our total revenue in the three months ended June 30, 2007. Our clinical trials services business segment represented approximately 11% of our total revenue and provides clinical research, drug safety and regulatory professionals on a contract staffing and outsourced basis to companies in the pharmaceutical, biotechnology and medical device industries, as well as to contract research organizations, primarily in the United States, Canada and Europe. Our other human capital management services business segment represented approximately 7% of our revenue and consists of education and training as well as retained search services related to physicians and healthcare executives.

We believe we are well positioned in the current environment for healthcare staffing services to take advantage of industry and demographic dynamics. These dynamics include an aging United States population expected to result in greater demand for in-patient hospital services; a growing shortage and aging of registered nurses; state and federal legislation relating to minimum nurse staffing levels and maximum allowable overtime; and a long-term trend among hospitals to utilize supplemental nurse staffing services to provide flexibility and a variable cost structure to meet their overall staffing requirements.

Cross Country Healthcare, Inc. (the “Company”) is a Delaware corporation. Our headquarters are located at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. Our telephone number is (561) 998-2232 and our website is located at www.crosscountryhealthcare.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained in our website as part of this prospectus.

This Offering

Shares of Common Stock Offered by
Selling Directors	8,175

Shares of Common Stock to be Offered by
Selling Stockholders	991,825

Total Shares to be Offered	1,000,000

Proceeds to Company	We will not receive any of the proceeds from the sale of any of the shares to be sold by Selling Directors or Selling Stockholders.

Nasdaq Global Select Market Symbol	CCRN

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our Common Stock. Investing in our common stock involves a high degree of risk.

Although demand for outsourced nurse staffing has declined from the historically high levels reached during the peak years of 2000 and 2001, industry dynamics are such that we are still unable to recruit enough nurses to meet our clients’ demands for our nurse staffing services, limiting the potential growth of our nurse staffing business.

We rely significantly on our ability to attract, develop and retain nurses and other healthcare professionals who possess the skills, experience and, as required, licensure necessary to meet the specified requirements of our healthcare staffing clients. We compete for healthcare staffing personnel with other temporary healthcare staffing companies, as well as actual and potential clients, some of which seek to fill positions with either regular or temporary employees. Currently, there is a shortage of qualified nurses in most areas of the United States and competition for nursing personnel is increasing. Although demand by our clients has slowed down, at this time we still do not have enough nurses to meet our clients’ demands for our nurse staffing services. This shortage of nurses limits our ability to grow our nurse staffing business. Furthermore, we believe that the aging of the existing nurse population and lower enrollments in nursing schools will further exacerbate the existing nurse shortage.

The costs of attracting and retaining qualified nurses and other healthcare professionals may rise more than we anticipate.

We compete with hospitals and other healthcare staffing companies for qualified nurses and other healthcare professionals. Because there is currently a shortage of qualified healthcare professionals, competition for these employees is intense. To induce healthcare professionals to sign on with them, our competitors may increase hourly wages or other benefits. If we do not raise wages or other benefits in response to such increases by our competitors, we could face difficulties attracting and retaining qualified healthcare professionals. In addition, if we raise wages in response to our competitors’ wage increases and are unable to pass such cost increases on to our clients, our margins could decline.

Our costs of providing housing for nurses and other healthcare professionals may be higher than we anticipate and, as a result, our margins could decline.

At any given time, we have several thousand apartments on lease throughout the U.S. Typically the length of an apartment lease is coterminous with the length of the assignment of the nurse or other healthcare professional. If the costs of renting apartments and furniture for our nurses and other healthcare professionals increase more than we anticipate and we are unable to pass such increases on to our clients, our margins may decline. To the extent the length of a nurse’s housing lease exceeds the term of the nurse’s staffing contract, we bear the risk that we will be obligated to pay rent for housing we do not use. To limit the costs of unutilized housing, we try to secure leases with term lengths that match the term lengths of our staffing contracts, typically 13 weeks. In some housing markets we have had, and believe we will continue to have, difficulty identifying short-term leases. If we cannot identify a sufficient number of appropriate short-term leases in regional markets, or, if for any reason, we are unable to efficiently utilize the apartments we do lease, we may be required to pay rent for unutilized housing, or, to avoid such risk, we may forego otherwise profitable opportunities.

Our clients may terminate or not renew their staffing contracts with us.

Our travel staffing arrangements with hospital clients are generally terminable upon 30 or 90 days’ notice. We may have fixed costs, including housing costs, associated with terminated arrangements that we will be obligated to pay post-termination.

Our clinical trials staffing business is conducted under long-term contracts with individual clients that may perform numerous clinical trials. Some of these long-term contracts are terminable by the clients without cause upon 30 to 60 days’ notice.

Health systems may develop their own in-house staffing capabilities that may replace their need to outsource staffing to us.

Decreases in in-patient admissions at our clients’ facilities may adversely affect the profitability of our business.

The general level of in-patient admissions at our clients’ facilities significantly affects demand for our temporary healthcare staffing services. When a hospital’s admissions increase, temporary employees are often added before full-time employees are hired. As admissions decrease, clients may reduce their use of temporary employees before undertaking layoffs of their regular employees. We also may experience more competitive pricing pressure during periods of in-patient admissions downturn. In addition, if a trend emerges toward providing healthcare in alternative settings, as opposed to acute care hospitals, in-patient admissions at our clients’ facilities could decline. This reduction in admissions could adversely affect the demand for our services and our profitability.

We are dependent on the proper functioning of our information systems.

We are dependent on the proper functioning of our information systems in operating our business. Critical information systems used in daily operations identify and match staffing resources and client assignments and perform billing and accounts receivable functions. Additionally, we rely on our information systems in managing our accounting and financial reporting. Our information systems are protected through physical and software safeguards and we have backup remote processing capabilities. However, they are still vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. In the event that critical information systems fail or are otherwise unavailable, these functions would have to be accomplished manually, which could temporarily impact our ability to identify business opportunities quickly, to maintain billing and clinical records reliably, to bill for services efficiently and to maintain our accounting and financial reporting accurately.

Losses caused by natural disasters, such as hurricanes could cause us to suffer material financial losses.

Catastrophes can be caused by various events, including, but not limited to, hurricanes and other severe weather. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure and the severity of the event. We are insured for certain catastrophes, there can be no assurance that any such exposure would not exceed the insured amount and, therefore, we could suffer material financial losses as a result of such catastrophes.

If regulations that apply to us change, we may face increased costs that reduce our revenue and profitability.

The temporary healthcare staffing industry is regulated in many states. In some states, firms such as our Company must be registered to establish and advertise as a nurse-staffing agency or must qualify for an exemption from registration in those states. If we were to lose any required state licenses, we could be required to cease operating in those states. The introduction of new regulatory provisions could substantially raise the costs associated with hiring temporary employees. For example, some states could impose sales taxes or increase sales tax rates on temporary healthcare staffing services. These increased costs may not be able to be passed on to clients without a decrease in demand for temporary employees. In addition, if government regulations were implemented that limited the amounts we could charge for our services, our profitability could be adversely affected.

We are exposed to increased costs and risks associated with complying with increasing and new regulation of corporate governance and disclosure standards.

We are spending an increased amount of management’s time and resources, since the inception of the Sarbanes-Oxley Act of 2002, to comply with changing laws, regulations and standards relating to corporate governance and public disclosures. The compliance requires management’s annual review and evaluation of our internal control systems, and attestations of the effectiveness of these systems by our independent auditors. This process has required us to hire additional personnel and outside advisory services and has resulted in additional accounting and legal expenses. We may encounter problems or delays in completing the review and evaluation, the implementation of improvements and the receipt of a positive attestation by our independent auditors. If we are not able to timely comply with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, we might be subject to sanctions or investigation by regulatory authorities. Any such action could adversely affect our business and financial results.

Future changes in reimbursement trends could hamper our clients’ ability to pay us.

While in most cases our fees are paid directly by our clients rather than by governmental or third-party payors, many of our clients are reimbursed under the federal Medicare program and state Medicaid programs for the services they provide. In recent years, federal and state governments have made significant changes in these programs that have reduced reimbursement rates. In addition, insurance companies and managed care organizations seek to control costs by requiring that healthcare providers, such as hospitals, discount their services in exchange for exclusive or preferred participation in their benefit plans. Future federal and state legislation or evolving commercial reimbursement trends may further reduce, or change conditions for, our clients’ reimbursement. Limitations on reimbursement could reduce our clients’ cash flows, hampering their ability to pay us.

Competition for acquisition opportunities may restrict our future growth by limiting our ability to make acquisitions at reasonable valuations.

Our business strategy includes increasing our market share and presence in the temporary healthcare staffing industry, clinical trials services and other human capital management services through strategic acquisitions of companies that complement or enhance our business. From time to time, we may enter into Letters of Intent to acquire assets or the stock of our acquisition targets, however, there can be no assurance that any of the Letters of Intent that we may enter into will result in the consummation of any such acquisition. We have historically faced competition for acquisitions. In the future, this could limit our ability to grow by acquisition or could raise the prices of acquisitions and make them less accretive to our earnings. In addition, restrictive covenants in our credit facility, including a covenant that requires us to obtain lender’s approval for any acquisition over $25.0 million, or any acquisition that would put us over $125.0 million in aggregate payments during the term of the agreement, may limit our ability to complete desirable acquisitions. If we are unable to secure necessary financing under our credit facility or otherwise, we may be unable to complete desirable acquisitions.

We may face difficulties integrating our acquisitions into our operations and our acquisitions may be unsuccessful, involve significant cash expenditures or expose us to unforeseen liabilities.

We continually evaluate opportunities to acquire healthcare staffing companies, clinical trials services companies and other human capital management services companies that would complement or enhance our business and at times have preliminary acquisition discussions with some of these companies.

These acquisitions involve numerous risks, including:

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potential loss of key employees or clients of acquired companies;

•

difficulties integrating acquired personnel and distinct cultures into our business;

•

difficulties integrating acquired companies into our operating, financial planning and financial reporting systems;

•

diversion of management attention from existing operations; and

•

assumption of liabilities and exposure to unforeseen liabilities of acquired companies, including liabilities for their failure to comply with healthcare and tax regulations.

These acquisitions may also involve significant cash expenditures, debt incurrence and integration expenses that could have a material adverse effect on our financial condition and results of operations. Any acquisition may ultimately have a negative impact on our business and financial condition.

We operate our business in a regulated industry and modifications, inaccurate interpretations or violations of any applicable statutory or regulatory requirements may result in material costs or penalties to our Company and could reduce our revenue and earnings per share.

Our industry is subject to many complex federal and state laws and regulations related to, among other things, the eligibility of our foreign nurses to work in the U.S., the licensure of professionals, the payment of our field employees (e.g., wage and hour laws, employment taxes and income tax withholdings, etc.) and the operations of our business generally. If we do not comply with the laws and regulations that are applicable to our business, we could incur civil and/or criminal penalties or be subject to equitable remedies.

Significant legal actions could subject us to substantial uninsured liabilities.

In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, negligent hiring, product liability or related legal theories. We may be subject to liability in such cases even if the contribution to the alleged injury was minimal. Many of these actions involve large claims and significant defense costs. In addition, we may be subject to claims related to torts or crimes committed by our employees or temporary staffing personnel. In most instances, we are required to indemnify clients against some or all of these risks. A failure of any of our employees or personnel to observe our policies and guidelines intended to reduce these risks, relevant client policies and guidelines or applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages.

A key component of our business is the credentialing process. Ultimately, any hospital or other health care provider is responsible for its own internal credentialing process, and the provider typically makes the hiring decision for travel assignments. Nevertheless, in many situations, the provider will be relying upon the reputation and screening process of our Company. Errors in this process, or failure to detect a poor or incorrect history, could have a material effect on our reputation. In addition, we may not have access to all of the resources that are available to hospitals to check credentials.

To protect ourselves from the cost of these types of claims, we maintain professional malpractice liability insurance and general liability insurance coverage in amounts and with deductibles that we believe are appropriate for our operations. Our coverage is, in part, self-insured. However, our insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage, we may be exposed to substantial liabilities.

If our insurance costs increase significantly, these incremental costs could negatively affect our financial results.

The costs related to obtaining and maintaining professional and general liability insurance and health insurance for healthcare providers has been increasing. If the cost of carrying this insurance continues to increase significantly, we will recognize an associated increase in costs, which may negatively affect our margins. This could have an adverse impact on our financial condition.

If we become subject to material liabilities under our self-insurance programs, our financial results may be adversely affected.

We provide workers compensation coverage through a program that is partially self-insured. In addition, we provide medical coverage to our employees through a partially self-insured preferred provider organization. A portion of our medical malpractice coverage is also through a partially self-insured program. If we become subject to substantial uninsured workers compensation, medical coverage or medical malpractice liabilities, our financial results may be adversely affected.

We are subject to litigation, which could result in substantial judgment or settlement costs.

We are party to various litigation claims and legal proceedings. We evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, if any, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. We caution you that actual outcomes or losses may differ materially from those estimated by our current assessments. New or adverse developments in existing litigation claims or legal proceedings involving our Company could also require us to establish or increase litigation reserves or enter into unfavorable settlements or satisfy judgments for monetary damages for amounts in excess of current reserves, which could adversely affect our financial results for future periods.

Until the sale by certain selling stockholders of a significant portion of their shares, those selling stockholders will be able to substantially influence the outcome of all matters submitted to our stockholders for approval, regardless of the preferences of other stockholders.

Charterhouse Equity Partners III (CEP III) and CHEF Nominees Limited (CHEF) own approximately 8% of our outstanding common stock and continue to have two designees serving on our Board of Directors (which is currently comprised of six members). Accordingly, they will be able to substantially influence:

•

the election of directors;

•

management and policies; and

•

the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

Under our stockholders’ agreement, the CEP Investors have the right to designate two directors for nomination to our Board of Directors. This number decreased (i) to one director when CEP reduced its ownership pursuant to a Secondary Offering in November 2006 by more than 50% of their holdings prior to our initial public offering and (ii) the number will decrease to zero upon a reduction of ownership by more than 90% of their holdings prior to our initial public offering. Their interests may conflict with the interests of the other holders of our common stock.

A registration statement under the Securities Act covering resales of CEP III’s stock is presently in effect and sales of this stock could cause our stock price to decline.

The Company presently maintains an effective shelf registration under the Securities Act covering the resale of stock held by CEP III. These shares represent approximately 8% of our outstanding common stock and sales of the stock could cause our stock price to decline.

In addition, we registered 4,398,001 shares of common stock for issuance under our stock option plans. Options to purchase 2,260,405 shares of common stock were issued and outstanding as of July 31, 2007 of which, options to purchase 2,235,031 shares were vested. Common stock issued upon exercise of stock options, under our benefit plans, is eligible for resale in the public market without restriction.

We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

If provisions in our corporate documents and Delaware law delay or prevent a change in control of our Company, we may be unable to consummate a transaction that our stockholders consider favorable.

Our certificate of incorporation and by-laws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our Board of Directors to issue up to 10,000,000 shares of “blank check” preferred stock. Without stockholder approval, the Board of Directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred stockholders could make it more difficult for a third party to acquire us. Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.

Terrorist attacks or armed conflict could adversely affect our normal business activity and results of operations.

In the aftermath of the terrorist attacks on September 11, 2001, we experienced a temporary interruption of normal business activity. Similar events in the future or armed conflicts involving the United States could result in additional temporary or longer-term interruptions of our normal business activity and our results of operations. Future terrorist attacks could also result in reduced willingness of nurses to travel to staffing assignments by airplane or otherwise.

We are subject to business risks associated with our operations outside of the United States, which could negatively impact our operations and make these operations significantly more costly.

Our international business activities are subject to inherent risks, including, but not limited to:  overlapping or varying tax structures; inflation; fluctuations in currency exchange rates; varying economic and political conditions; multiple regulations concerning pay rates, benefits, vacation, statutory holiday pay, workers’ compensation, union membership, termination pay; the termination of employment; management inefficiencies; and variations in foreign law applicable to our non-U.S. businesses generally. In addition, there can be no assurance we will be able to continue to obtain all necessary licenses or approvals to continue our operations in these foreign jurisdictions or that the cost of compliance will not prove to be material in the future. Any negative condition resulting from any one of these risks may severely reduce our revenues and profits and any attempts to mitigate these risks may not be successful.

FORWARD-LOOKING INFORMATION

Some of the statements made or incorporated by reference in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “outlook,” “intend,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “our future success depend,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks identified under the caption “Risk Factors” in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, except as otherwise required by law. Reference is also made to such risks and uncertainties detained from time to time in our filings with the Securities and Exchange Commission (the “Commission”).

USE OF PROCEEDS

We will not receive any proceeds from the sale by Selling Directors or Selling Stockholders of any of the shares offered hereby. We will pay all of the costs of this offering other than brokerage and underwriting fees and commissions.

SELLING DIRECTORS

This prospectus relates, among other things, to shares that are being registered for reoffers and resale by Selling Directors. Selling Directors are non-employee directors of the Company and hold restricted shares of our Common Stock, which shares they acquired in connection with, and subject to the terms and conditions of, the Plan prior to the filing of this prospectus. Selling Directors may resell any or all of the shares at any time while this prospectus is current.

Because Selling Directors may offer all or some portion of the shares pursuant to this prospectus, we cannot give an estimate as to the number of shares that Selling Directors will hold upon termination of any of these sales. In addition, Selling Directors identified below may have sold, transferred or otherwise disposed of all or portion of their shares since the date on which they provided the information to us regarding their shares, in transactions exempt from the registration requirements of the Securities Act.

Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 31,923,995 shares of our common stock outstanding on August 14, 2007. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all shares that may be so offered for resale pursuant to this prospectus, and assuming no other changes in beneficial ownership of our Common Stock after the date of this prospectus, each Selling Director would own less than 1% of our Common Stock.

The inclusion of shares in the table below does not constitute a commitment to sell any of the shares.

Name	Position	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Eligible to be Offered by Selling Directors(2)	Number of Shares Beneficially Owned After Completion of the Offering(3)	Percentage of the Class Owned After Completion of the Offering(3)
W. Larry Cash	Director	31,475	2,725	28,750	*
Gale Fitzgerald	Director	2,725	2,725	0	*
Joseph Trunfio	Director	27,475	2,725	24,750	*

——————

*

Represents less than 1%.

(1)

Includes shares of our Common Stock beneficially owned or that may be acquired through exercise of stock options within 60 days of August 14, 2007.

(2)

Represents the number of shares of restricted stock granted to each Selling Director under the Plan on May 10, 2007, none of which has vested as of the date of this prospectus.

(3)

Assumes that all shares offered hereby are sold but no other securities held by Selling Directors are sold.

PLAN OF DISTRIBUTION

Selling Directors and Selling Stockholders, including their pledgees, donees, transferees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Selling Directors and Selling Stockholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our Common Stock covered hereby.

Selling Directors and Selling stockholders may sell the shares of our Common Stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares that they are allowed to sell under this prospectus. Selling Directors and Selling Stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. Selling Directors and Selling Stockholders may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by Selling Directors and Selling Stockholders in one or more types of transactions, which may include:

•

purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from Selling Directors and Selling Stockholders and/or the purchasers of the shares for whom they may act as agent;

•

one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•

ordinary brokerage transactions or transactions in which a broker solicits purchases;

•

purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•

the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•

short sales or transactions to cover short sales relating to the shares;

•

one or more exchanges or over the counter market transactions;

•

through distribution by a Selling Director or Selling Stockholder or its successor in interest to its members, partners or shareholders;

•

privately negotiated transactions;

•

the writing of options, whether the options are listed on an options exchange or otherwise;

•

distributions to creditors and equity holders of Selling Directors or Selling Stockholders; and

•

any combination of the foregoing, or any other available means allowable under applicable law.

Selling Directors and Selling Stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

Selling Directors and Selling Stockholders may enter into sale, forward sale and derivative transactions with third parties, or may sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by Selling Directors and Selling stockholders or borrowed from Selling Directors and Selling Stockholders or others to settle such third-party sales or to close out any related open borrowings of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, Selling Directors and Selling Stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with Selling Directors and Selling Stockholders. Selling Directors and Selling Stockholders may also sell shares short and redeliver shares to close out such short positions. Selling Directors and Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Selling Directors and Selling Stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or Selling Directors’ and Selling Stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by Selling Directors and Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•

the number of shares of Common Stock offered;

•

the price of such shares of Common Stock;

•

the proceeds to Selling Directors and Selling Stockholders from the sale of such shares;

•

the names of the underwriters or agents, if any;

•

any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•

any discounts or concessions allowed or paid to dealers.

Selling Directors and Selling Stockholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from Selling Directors and Selling Stockholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Directors and Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by Selling Directors and Selling Stockholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of our Common Stock covered hereby, Selling Directors and Selling Stockholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for Selling Directors and Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. Accordingly, any profits realized by Selling Directors and Selling Stockholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because Selling Directors and Selling Stockholders may be deemed to be “underwriters” under the Securities Act, Selling Directors and Selling Stockholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.

We, Selling Directors and Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we, Selling Directors or Selling Stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or Selling Directors or Selling Stockholders or their affiliates in the ordinary course of business.

In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any shares of Selling Directors and Selling Stockholders covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Common Stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Common Stock offered under this prospectus. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Global Select Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements of Cross Country Healthcare, Inc. appearing in Cross Country Healthcare, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), and Cross Country Healthcare, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Our certificate of incorporation, as amended (“Certificate of Incorporation”), contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•

Any breach of their duty of loyalty to our company or our stockholders.

•

Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

•

Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

•

Any transaction from which the director derived an improper personal benefit.

Our bylaws, as amended (“Bylaws”), provide that we are required to indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by Delaware law. Our Bylaws also provide that we shall advance expenses incurred by a director or officer before the final disposition of any action or proceeding upon receipt of an undertaking from or on behalf of that director or officer to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board of Directors. These agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-8. The prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8. The Commission allows this filing to “incorporate by reference” information that the Company previously has filed with the Commission. This means the Company can disclose important information to you by referring you to other documents that it has filed with the Commission. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed with the Commission on May 8, 2007 and August 9, 2007, respectively;

•

our Current Reports on Form 8-K filed May 15, 2007, June 12, 2007, June 15, 2007 and July 13, 2007;

•

the description of our Common Stock contained in our Registration Statement on Form S-1 filed with the Commission on July 11, 2001 and February 27, 2002, including all amendments or reports filed for the purpose of updating this description; and

•

the description of our Common Stock contained in our prospectus filed pursuant to Rule 424(b) of the Securities Act with the Commission on October 25, 2001 and March 21, 2002.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Cross Country Healthcare, Inc., 6551 Park of Commerce Boulevard N.W., Boca Raton, Florida 33487, Attention: Corporate Secretary, telephone (561) 998-2232. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission, a Registration Statement on Form S-8 (including a Form S-3 Prospectus) under the Securities Act with respect to the shares of Common Stock offered by this prospectus. A copy of any document incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be provided by us without charge to any person (including any beneficial owner) to whom this prospectus has been delivered upon the oral or written request of such person. Such requests should be directed to Cross Country Healthcare, Inc., 6551 Park of Commerce Boulevard N.W., Boca Raton, Florida 33487, Attention: Corporate Secretary. Our telephone number at that address is (561) 998-2232.

 We are also subject to the informational requirements of the Exchange Act and are required to file annual and quarterly reports, proxy statements and other information with the Commission. You can inspect and copy reports and other information filed by us with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0300. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the Commission. Our website is www.crosscountryhealthcare.com.

 You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of this Form S-8 will be sent or given to option holders and restricted stock holders under the Plan, as applicable, pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not being, filed by the Company, as a part of this Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Cross Country Healthcare, Inc., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:

(a)

our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on March 15, 2007;

(b)

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed with the Commission on May 8, 2007 and August 9, 2007, respectively;

(c)

our Current Reports on Form 8-K filed May 15, 2007, June 12, 2007, June 15, 2007 and July 13, 2007;

(d)

the description of the Company’s Common Stock contained in the Company’s Registration Statements on Form S-1, filed with the Commission on July 11, 2001 and February 27, 2002, including any amendments thereto or reports filed for the purpose of updating such description; and

(e)

the description of the Company’s Common Stock contained in the Company’s prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act on October 25, 2001 and March 21, 2002.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02, Item 7.01 or Item 8.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.

Description of Securities

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6.

Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company’s amended and restated certificate of incorporation and Article VI of the

Company’s amended and restated bylaws authorize indemnification of the Company’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

In addition, the Company maintains directors’ and officers’ liability insurance to provide the Company’s directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

The above discussion of the DGCL and of the Company’s amended and restated certificate of incorporation and amended and restated by-laws is not intended to be exhaustive and is qualified in its entirety by such statute, amended and restated certificate of incorporation and amended and restated by-laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Cross Country Healthcare, Inc.
(incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on
Form S-1/A, File. No. 333-64914, filed with the Commission on August 23, 2001).

4.2

Amended and Restated By-Laws of Cross Country Healthcare, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A, File. No. 333-64914,
filed with the Commission on August 23, 2001).

4.3	Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Proxy Statement, filed with the Commission on April 10, 2007).
5.1	Opinion of Proskauer Rose LLP.*
10.1

Form of Non-Employee Directors’ Restricted Stock Agreement under Cross Country
Healthcare, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on
May 15, 2007).

23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.3	Power of Attorney (included on signature page).*
——————— * Filed herewith.

Item 9.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 15th day of August, 2007.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ JOSEPH A. BOSHART
Name: Joseph A. Boshart
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph A. Boshart as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOSEPH A. BOSHART	President, Chief Executive Officer and	August 15, 2007
Joseph A. Boshart	Director (Principal Executive Officer)

/s/ EMIL HENSEL	Chief Financial Officer and Director	August 15, 2007
Emil Hensel	(Principal Financial Officer)

/s/ W. LARRY CASH	Director	August 15, 2007
W. Larry Cash

/s/ C. TAYLOR COLE JR.	Director	August 15, 2007
C. Taylor Cole Jr.

/s/ THOMAS C. DIRCKS	Director	August 15, 2007
Thomas C. Dircks

/s/ GALE FITZGERALD	Director	August 15, 2007
Gale Fitzgerald

/s/ JOSEPH TRUNFIO	Director	August 15, 2007
Joseph Trunfio

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Cross Country Healthcare, Inc.
(incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on
Form S-1/A, File. No. 333-64914, filed with the Commission on August 23, 2001).

4.2

Amended and Restated By-Laws of Cross Country Healthcare, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A, File. No. 333-64914,
filed with the Commission on August 23, 2001).

4.3	Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Proxy Statement, filed with the Commission on April 10, 2007).
5.1	Opinion of Proskauer Rose LLP.*
10.1

Form of Non-Employee Directors’ Restricted Stock Agreement under Cross Country
Healthcare, Inc. 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on
May 15, 2007).

23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.3	Power of Attorney (included on signature page).*
——————— * Filed herewith.